April 7, 2005

SETTLEMENT STIPULATION

COMES NOW, KING CROWN INTERNATIONAL CO. LTD., a company organized under the Republic of Mauritius, the owner of the vessel *Royal Pacific* (*ex: Riviera I*), Patente No. 18690-90-C (hereinafter "Vessel"), and MARINE GROWTH FINANCE, INC., a Delaware corporation, holder of a Promissory Note secured by a Panamanian Mortgage on the Vessel, and OCEANS FIVE CRUISES, INC., as the casino concessionaire and LEE YOUNG UNION LTD., as Charterer, and agree to the settlement of the controversy involving MARINE GROWTH FINANCE, INC.'s Mortgage foreclosure as follows:

(1) The pending litigation against the Vessel in Spain will be discontinued and no appeal will be taken by MARINE GROWTH FINANCE, INC. from the court's ruling determining a lack of subject matter jurisdiction to pursue the foreclosure of the Panamanian Mortgage in Spain.

(2) MARINE GROWTH FINANCE, INC. shall dismiss, with prejudice, that certain action pending in the United States District Court for the Southern District of Florida styled: *Marine Growth Finance, Inc. vs. King Crown International Co. Ltd., Jimmy Wang and Gary Lu*, Case No. 05-60069-CIV-MARRA. Each party shall bear their own attorney's fees and costs in relation to this action.

(3) MARINE GROWTH, INC. and MARINE GROWTH VENTURES, INC. waive any right to assert a claim for any costs, expenses, fees, invoices, mortgages or privileges of whatsoever nature and do formally renounce and resign to exercise any action at all against KING CROWN INTERNATIONAL CO. LTD., OCEAN FIVE CRUISES, LEE YOUNG UNION LTD. and/or the individual Mr. JIMMY WANG and/or Mr. GARY LU.

(4) Payment shall be made by wire transfer contemporaneously with the execution of this Settlement Stipulation of Three Hundred Twenty-Nine Thousand and 00/100 US Dollars (US$329,000.00) to MARINE GROWTH FINANCE, INC. in full and final settlement of all sums alleged to be due under the terms of the Promissory Note, Panamanian Mortgage or other Loan Agreements entered into between KING CROWN INTERNATIONAL CO. LTD. and MARINE GROWTH FINANCE, INC. These settlement funds shall be held in the trust account of Stroup & Martin, P.A. until a Discharge of Mortgage and Satisfaction of Promissory Note are executed by MARINE GROWTH FINANCE, INC. and made available to KING CROWN INTERNATIONAL CO. LTD. Stroup & Martin, P.A. shall forward, via telefax or electronic mail, executed copies of the Discharge of Mortgage and Satisfaction of Promissory Note to KING CROWN INTERNATIONAL CO. LTD. upon receipt. The originals of the Discharge of Mortgage and Satisfaction of Promissory Note will be held by Stroup & Martin, P.A. until directed by KING CROWN INTERNATIONAL CO. LTD.'s

representative on where the originals should be sent. Stroup & Martin, P.A. shall forward the originals as directed in writing by KING CROWN INTERNATIONAL CO. LTD. Once the facsimile and/or electronic mail version of the Discharge of Mortgage and Satisfaction of Promissory Note have been sent to KING CROWN INTERNATIONAL CO. LTD., Stroup & Martin, P.A. is authorized to release the settlement funds as directed by MARINE GROWTH FINANCE, INC.

(5) KING CROWN INTERNATIONAL CO. LTD. waives any right to assert a claim for damages, lost profits, lost business opportunities, additional shipyard expenses or costs, or any other item of damage that could be construed as resulting from or arising from or in anyway being related to the efforts of MARINE GROWTH FINANCE, INC. to foreclose the Panamanian Mortgage in Spain against the Vessel above the bond amount posted by MARINE GROWTH FINANCE, INC. and/or MARINE GROWTH VENTURES, INC. with the court. MARINE GROWTH VENTURES, INC. and MARINE GROWTH FINANCE, INC. consent to the disbursement of the full bond amount as damages to KING CROWN INTERNATIONAL CO. LTD. and consent to the court or any financial institution where the bond amount is held paying the bond amount to the law firm of P&P ABOGADOS S.C. KING CROWN INTERNATIONAL CO. LTD. instructs its attorneys, by this Stipulation, to assist in filing any necessary paper or making any necessary representations to the court that KING CROWN INTERNATIONAL CO. LTD. waives its right to seek damages, costs or attorney's fees from MARINE GROWTH FINANCE, INC. or the bond posted on its behalf. To the extent necessary, KING CROWN INTERNATIONAL CO. LTD. instructs its attorneys to assist in releasing the bond.

(6) OCEANS FIVE CRUISES, INC. waives any right to assert a claim for damages, lost profits, lost business opportunities, additional shipyard expenses or costs, or any other item of damage that could be construed as resulting from or arising from or in anyway being related to the efforts of MARINE GROWTH FINANCE, INC. to foreclose the Panamanian Mortgage in Spain against the Vessel. This includes, but is not limited to, any claim that could be asserted against the funds posted by or on behalf of MARINE GROWTH FINANCE, INC. in the Spanish court proceeding.

(7) LEE YOUNG UNION LTD. waives any right to assert a claim for damages, lost profits, lost business opportunities, additional shipyard expenses or costs, or any other item of damage that could be construed as resulting from or arising from or in anyway being related to the efforts of MARINE GROWTH FINANCE, INC. to foreclose the Panamanian Mortgage in Spain against the Vessel. This includes, but is not limited to, any claim that could be asserted against the funds posted by or on behalf of MARINE GROWTH FINANCE, INC. in the Spanish court

proceeding.

(8) As an accommodation to facilitate this settlement, Sophlex Ship Management, Inc. agrees to reduce its overall Vessel Safety Management Agreement fee by Twenty-Nine Thousand and no/100 US Dollars (US$29,000.00) over the contract term. This fee reduction will be made by reducing the per month management fee as agreed between Gary Lu and Tim Levensaler until the Twenty-Nine Thousand and no/100 US Dollars ($29,000.00) credit is realized, (approximately US$3,000 per month), after which time the Sophlex Ship Management, Inc. fee will be reinstated as agreed in the Vessel Safety Management Agreement.

(9) To the extent that any attorney's fees and costs are not contemplated under the terms of this Settlement Stipulation, then each party shall bear their own attorney's fees and costs.

(10) This Settlement Stipulation may be signed in counterparts and facsimile signature shall be deemed originals for all intents and purposes.

(11) This Settlement Stipulation is a combined work product of all signatories below and shall not be construed against any drafter's interest in the case of ambiguous language. This Settlement Stipulation may not be modified or amended nor shall any provision of it be waived except by a written instrument signed by the party against whom such modification or amendment is to be enforced.

With the assignment of the present document both parts clearly renounce and resign to the signed Promissory Note, Panamanian Mortgage or any other Loan Agreement entered into between KING CROWN INTERNATIONAL CO. LTD. and MARINE GROWTH FINANCE, INC. (Document number 697900, Consulate of Panama, dated 19 November 2004).

KING CROWN INTERNATIONAL CO. LTD.

By: ______________
Title: Director

OCEANS FIVE CRUISES, INC.

By: ______________
Title: Director

MARINE GROWTH FINANCE, INC.

By: ______________
Title: President

LEE YOUNG UNION LTD.

By: ______________
Title: CEO

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